SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 19, 2003

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30883	01-0524931
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Thornall Street, 12th Floor Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 774-3244

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events and Required FD Disclosure.

I-many, Inc., a Delaware corporation (“I-many”), is filing this current report on Form 8-K for the purpose of reporting that it has been named as a defendant in a lawsuit brought by Accelerated Systems Integration, Inc., one of its resellers (“ASI”). Neoforma, Inc. and Neocars Corporation have also been named as defendants. The suit, which was filed on September 19, 2003 in the United States District Court Northern District of Ohio, Eastern Division, contends that the Asset Purchase Agreement among I-many, Neoforma, Inc. and Neocars Corporation dated July 18, 2003 conflicts with certain of ASI’s allegedly exclusive rights under the reseller agreement between I-many and ASI (the “Reseller Agreement”); and it contends that the Reseller Agreement cannot be assigned without the payment to ASI of $2.5 million. ASI has sought equitable relief to enforce its rights under the Reseller Agreement, including a motion for a preliminary injunction to enjoin the defendants from consummating the asset sale to Neoforma as contemplated by the Asset Purchase Agreement. I-many, Neoforma and Neocars Corporation have agreed not to consummate the asset sale until the earlier of (i) November 30, 2003 or (ii) such time as the court rules on the motion for a preliminary injunction.

I-Many intends to vigorously oppose the lawsuit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-MANY, INC.

Date:	September 29, 2003	By:	/s/ ROBERT G. SCHWARTZ, JR.
Robert G. Schwartz, Jr.
Vice President, General Counsel and Secretary

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